QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(N)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 23, 2004, relating to the financial statement of Reaves Utility Income Fund, which appears in such Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
February 24, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS